Exhibit 3(ii)

BYLAWS

OF

AVISTA CORPORATION

As Amended November 9, 2006

BYLAWS

OF

AVISTA CORPORATION

* * * * *

ARTICLE I.

Offices

The principal office of the Corporation shall be in the City of Spokane, Washington. The Corporation may have such other offices, either within or without the State of Washington, as the Board of Directors may designate from time to time.

ARTICLE II.

Shareholders

Section 1. Annual Meeting. The Annual Meeting of Shareholders shall be held on such date in the month of May in each year as determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the Annual Meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, the Chairman of the Board, the majority of the Board of Directors, or the Executive Committee of the Board, and shall be called by the President at the request of the holders of not less than two-thirds (2/3) of the voting power of all shares of the voting stock voting together as a single class. Only those matters that are specified in the call of or request for a special meeting may be considered or voted at such meeting.

Section 3. Place of Meeting. Meetings of the shareholders, whether they be annual or special, shall be held at the principal office of the Corporation, unless a place, either within or without the state, is otherwise designated by the Board of Directors in the notice provided to shareholders of such meetings.

Section 4. Notice of Meeting. Written or printed notice of every meeting of shareholders shall be mailed by the Corporate Secretary or any Assistant Corporate Secretary, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each holder of record of stock entitled to vote at the meeting. The notice shall be mailed to each shareholder at his last known post office address, provided, however, that if a shareholder is present at a meeting, or waives notice thereof in writing before or after the meeting, the notice of the meeting to such shareholders shall be unnecessary.

Section 5. Voting of Shares. At every meeting of shareholders each holder of stock entitled to vote thereat shall be entitled to one vote for each share of such stock held in his name on the books of the Corporation, subject to the provisions of applicable law and the Articles of Incorporation, and may vote and otherwise act in person or by proxy; provided, however, that in elections of directors there shall be cumulative voting as provided by law and by the Articles of Incorporation.

Section 6. Quorum. The holders of a majority of the number of outstanding shares of stock of the Corporation entitled to vote thereat, present in person or by proxy at any meeting, shall constitute a quorum, but less than a quorum shall have power to adjourn any meeting from time to time without notice. No change shall be made in this Section 6 without the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote.

Section 7. Closing of Transfer Books or Fixing of Record Date. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 8. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 9. Conduct of Proceedings. The Chairman of the Board shall preside at all meetings of the shareholders. In the absence of the Chairman, the President shall preside and in the absence of both, the Executive Vice President shall preside. The members of the Board of Directors present at the meeting may appoint any officer of the Corporation or member of the Board to act as Chairman of any meeting in the absence of the Chairman, the President, or Executive Vice President. The Corporate Secretary of the Corporation, or in his absence, an Assistant Corporate Secretary, shall act as Secretary at all meetings of the shareholders. In the absence of the Corporate Secretary or Assistant Corporate Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 10. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. A shareholder or the shareholder’s duly authorized agent or attorney-in-fact may appoint a proxy by (i) executing a proxy in writing or (ii) transmitting or authorizing the transmission of an electronic proxy in any manner permitted by law. Such proxy shall be filed with the Corporate Secretary of the Corporation before or at the time of the meeting.

Section 11. Advance Notice of Business to be Presented at Annual Meeting. (a) Shareholders may propose business to be brought before the Annual Meeting of Shareholders only if (i) such business is a proper matter for shareholder action under the Washington Business Corporation Act and (ii) the shareholder has given timely notice in proper written form of such shareholder’s intent to propose such business; (b) to be timely, a shareholder’s notice relating to the Annual Meeting shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders. However, if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s Annual Meeting, then notice by the shareholder to be timely must be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment of an Annual Meeting, or any announcement or notice of such an adjournment, commence a new time period for the giving of a shareholder’s notice as set forth above; (c) to be in proper form a shareholder’s notice to the Corporate Secretary shall be in writing and shall set forth (i) the name and address of the shareholder who intends to make the proposal and the classes and numbers of shares of the Corporation’s capital stock owned of record by such shareholder, (ii) a representation that the shareholder intends to vote such stock at such meeting, (iii) a description of the business the shareholder intends to bring before the meeting, including such information as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the matter been proposed, or intended to be proposed, by the Board of Directors of the Corporation, (iv) the name and address of any beneficial owner(s) of the Corporation’s stock on whose behalf such business is to be presented and the class and number of shares beneficially owned by each such beneficial owner (beneficial ownership to be determined pursuant to Rule 13d-3 under the Exchange Act) and (v) any material interest in such business of such shareholder or any such beneficial owner; (d) only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11 shall be conducted at an Annual Meeting of Shareholders. The Chairman of the meeting shall have the power and the duty to determine whether any business proposed to be brought before a meeting was proposed in accordance with the procedures set forth in this Section 11, and, if any business is not in compliance with this Section, to declare that such defective proposal shall be disregarded. The determination of the Chairman shall be conclusive; (e) notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section shall be deemed to expand or diminish any rights of a shareholder under Rule 14a-8 under the Exchange Act, or any successor rule to request inclusion of a proposal in the Corporation’s proxy statement or to present for action at an Annual Meeting any proposal so included; and (f) only such business as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting shall be conducted at a special meeting of shareholders.

ARTICLE III.

Board of Directors

Section 1. General Powers. The powers of the Corporation shall be exercised by or under the authority of the Board of Directors, except as otherwise provided by the laws of the State of Washington and the Articles of Incorporation.

Section 2. Number, Tenure and Eligibility. The number of Directors of the Corporation shall be as fixed from time to time by resolution of the Board of Directors, but shall not be more than eleven (11); provided, however, that if the right to elect a majority of the Board of Directors shall have accrued to the holders of the Preferred Stock as provided in paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, then, during such period as such holders shall have such right, the number of directors may exceed eleven (11). Directors shall be divided into three classes, as nearly equal in number as possible. At each Annual Meeting of Shareholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. Notwithstanding the foregoing, directors elected by the holders of the Preferred Stock in accordance with paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation shall be elected for a term, which shall expire not later than the next Annual Meeting of Shareholders. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. No person may be elected or re-elected as a director if at the time of their election or re-election, such person shall have attained the age of seventy (70) years. Any director who attains such age while in office shall retire from the Board of Directors effective at the Annual Meeting of Shareholders held in the year in which their then current term expires, and any such director shall not be nominated or re-elected as a director.

Section 3. Regular Meetings. The regular Annual Meeting of the Board of Directors shall be held immediately following the adjournment of the Annual Meeting of the shareholders or as soon as practicable after said Annual Meeting of Shareholders. But, in any event, said regular Annual Meeting of the Board of Directors must be held on either the same day as the Annual Meeting of Shareholders or the next business day following said Annual Meeting of Shareholders. At such meeting the Board of Directors, including directors newly elected, shall organize itself for the coming year, shall elect officers of the Corporation for the ensuing year, and shall transact all such further business as may be necessary or appropriate. The Board shall hold regular quarterly meetings, without call or notice, on such dates as determined by the Board of Directors. At such quarterly meetings the Board of Directors shall transact all business properly brought before the Board.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, the Executive Vice President or any three (3) directors. Notice of any special meeting shall be given to each director at least two (2) days in advance of the meeting.

Section 5. Emergency Meetings. In the event of a catastrophe or a disaster causing the injury or death to members of the Board of Directors and the principal officers of the Corporation, any director or officer may call an emergency meeting of the Board of Directors. Notice of the time and place of the emergency meeting shall be given not less than two (2) days prior to the meeting and may be given by any available means of communication. The director or directors present at the meeting shall constitute a quorum for the purpose of filling vacancies determined to exist. The directors present at the emergency meeting may appoint such officers as necessary to fill any vacancies determined to exist. All appointments under this section shall be temporary until a special meeting of the shareholders and directors is held as provided in these Bylaws.

Section 6. Conference by Telephone. The members of the Board of Directors, or of any committee created by the Board, may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at a meeting.

Section 7. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board.

Section 8. Action Without a Meeting. Any action required by law to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

Section 9. Vacancies. Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, (a) any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and any director so elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and (b) any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 10. Resignation of Director. Any director or member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the Corporate Secretary, who shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

Section 11. Removal. Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the Corporation entitled generally to vote in the election of directors voting together as a single class, at a meeting of shareholders called expressly for that purpose; provided, however, that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the removal of such director would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director is a part. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 12. Order of Business. The Chairman of the Board shall preside at all meetings of the directors. In the absence of the Chairman, the officer or member of the Board designated by the Board of Directors shall preside. At meetings of the Board of Directors, business shall be transacted in such order as the Board may determine. Minutes of all proceedings of the Board of Directors, or committees appointed by it, shall be prepared and maintained by the Corporate Secretary or an Assistant Corporate Secretary and the original shall be maintained in the principal office of the Corporation.

Section 13. Nomination of Directors. Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, nominations for the election of directors may be made by the Board of Directors, or a nominating committee appointed by the Board of Directors, or by any holder of shares of the capital stock of the Corporation entitled generally to vote in the election of directors (such stock being hereinafter in this Section called “Voting Stock”). However, any holder of shares of the Voting Stock may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, ninety (90) days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such shareholder is a holder of record of shares of the Voting Stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons identified in the notice; (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent revisions replacing such Act, rules or regulations) if the nominee(s) had been nominated, or were intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee thereof, at which action on any corporate matter is taken, shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Corporate Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV.

Executive Committee

and

Additional Committees

Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the Board, may designate three or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors including authority to authorize distributions or the issuance of shares of stock, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee or by law.

Section 3. Tenure. Each member of the Executive Committee shall hold office until the next regular Annual Meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee.

Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than two (2) days notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.

Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof. Actions by the Executive Committee must be authorized by the affirmative vote of a majority of the appointed members of the Executive Committee.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

Section 7. Procedure. The Executive Committee shall select a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at a meeting thereof held next after the proceedings shall have been taken.

Section 8. Committees Additional to Executive Committee. The Board of Directors may, by resolution, designate one or more other committees, each such committee to consist of two (2) or more of the directors of the Corporation. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide.

ARTICLE V.

Officers

Section 1. Number. The Board of Directors shall appoint one of its members Chairman of the Board. The Board of Directors shall also appoint a Chief Executive Officer and a President, one of whom may also serve as Chairman, one or more Vice Presidents, a Corporate Secretary, and a Treasurer. The Board of Directors may from time to time appoint such other officers as the Board deems appropriate. The same person may be appointed to more than one office. The Chief Executive Officer shall have the authority to appoint such assistant officers as might be deemed appropriate.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at the Annual Meeting of the Board. Each officer shall hold office until his successor shall have been duly elected and qualified.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Powers and Duties. The officers shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall have such other powers and duties as may from time to time be conferred upon them by the Board of Directors.

ARTICLE VI.

Contracts, Checks and Deposits

Section 1. Contracts. The Board of Directors may authorize any officer or officers or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Checks/Drafts/Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors by resolution may select.

ARTICLE VII.

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall contain such information as prescribed by law. Such certificates shall be signed by the President or a Vice President and by either the Corporate Secretary or an Assistant Corporate Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporate Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Board of Directors shall have power to appoint one or more transfer agents and registrars for transfer and registration of certificates of stock.

ARTICLE VIII.

Corporate Seal

The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE IX.

Indemnification

Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify and reimburse the expenses of any person who is or was a director, officer, agent or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another enterprise or employee benefit plan to the extent permitted by and in accordance with Article SEVENTH of the Company’s Articles of Incorporation and as permitted by law.

Section 2. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Washington.

Section 3. Ratification of Acts of Director, Officer or Shareholder. Any transaction questioned in any shareholders’ derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board of Directors or by the shareholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X.

Amendments

Except as to Section 6 of Article II of these Bylaws, the Board of Directors may alter or amend these Bylaws at any meeting duly held, the notice of which includes notice of the proposed amendment. Bylaws adopted by the Board of Directors shall be subject to change or repeal by the shareholders; provided, however, that Section 2 of Article III, (other than the provision thereof specifying the number of Directors of the Corporation), and Sections 9, 11 and 13 of Article III and this proviso shall not be altered, amended or repealed, and no provision inconsistent therewith or herewith shall be included in these Bylaws, without the affirmative votes of the holders of at least eighty percent (80%) of the voting power of all the shares of the Voting Stock voting together as a single class.